================================================================================

                                 MERISEL, INC.,

                                   as Issuer,

                                      and

                          NATIONSBANK OF TEXAS, N.A.,

                                   as Trustee

                            _______________________

                                   INDENTURE

                          Dated as of October 15, 1994

                            _______________________

                                  $125,000,000

                        12 1/2% SENIOR NOTES, DUE 2004

================================================================================

                             CROSS-REFERENCE TABLE
                             ---------------------


TIA Section                                        Indenture Section
- - -----------                                        -----------------

(S) 310(a)(1)...................................                7.10
     (a)(2).....................................                7.10
     (a)(3).....................................                N.A.
     (a)(4).....................................                N.A.
     (a)(5).....................................                7.10
     (b)........................................     7.8; 7.10; 10.2
     (c)........................................                N.A.
(S) 311(a)......................................                7.11
     (b)........................................                7.11
     (c)........................................                N.A.
(S) 312(a)......................................                 2.5
     (b)........................................                10.3
     (c)........................................                10.3
(S) 313(a)......................................                 7.6
     (b)(1).....................................                N.A.
     (b)(2).....................................                N.A.
     (c)........................................           7.6; 10.2
     (d)........................................                 7.6
(S) 314(a)......................................           4.7; 10.2
     (b)........................................                N.A.
     (c)(1).....................................                10.4
     (c)(2).....................................                10.4
     (c)(3).....................................                N.A.
     (d)........................................                N.A.
     (e)........................................                10.5
     (f)........................................                N.A.
(S) 315(a)......................................              7.1(b)
     (b)........................................           7.5; 10.2
     (c)........................................              7.1(a)
     (d)........................................              7.1(c)
     (e)........................................                6.11
(S) 316(a) (last sentence)......................                 2.9
     (a)(1)(A)..................................                 6.5
     (a)(1)(B)..................................                 6.4
     (a)(2).....................................                N.A.
     (b)........................................                 6.7
     (c)........................................                 9.4
(S) 317(a)(1)...................................                 6.8
     (a)(2).....................................                 6.9
     (b)........................................                 2.4
(S) 318(a)......................................                10.1
- - --------------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                   ARTICLE I

                                DEFINITIONS AND
                          INCORPORATION BY REFERENCE

Section                                                                   Page
- - -------                                                                   ----

            ............................................................
 1.1     Definitions....................................................    1
 1.2     Incorporation by Reference of Trust
           Indenture Act................................................   16
 1.3     Rules of Construction..........................................   16

                                  ARTICLE II

                                THE SECURITIES

 2.1     Form and Dating................................................   17
 2.2     Execution and Authentication...................................   17
 2.3     Registrar and Paying Agent.....................................   18
 2.4     Paying Agent To Hold Money in Trust............................   18
 2.5     Securityholder Lists...........................................   19
 2.6     Transfer and Exchange..........................................   19
 2.7     Replacement Securities.........................................   20
 2.8     Outstanding Securities.........................................   20
 2.9     Treasury Securities............................................   21
 2.10    Temporary Securities...........................................   21
 2.11    Cancellation...................................................   22
 2.12    Defaulted Interest.............................................   22
 2.13    CUSIP Number...................................................   22
 2.14    Deposit of Moneys..............................................   23

                                  ARTICLE III

                                  REDEMPTION

 3.1     Notices to Trustee.............................................   23
 3.2     Selection of Securities To Be
           Redeemed.....................................................   23
 3.3     Notice of Redemption...........................................   24
 3.4     Effect of Notice of Redemption.................................   25
 3.5     Deposit of Redemption Price; Unclaimed
           Monies.......................................................   25
 3.6     Securities Redeemed in Part....................................   26

                                  ARTICLE IV

                                   COVENANTS

 4.1     Payment of Securities..........................................   26
 4.2     Maintenance of Office or Agency................................   26
 4.3     Corporate Existence............................................   27


Section                                                                   Page
- - -------                                                                   ----

 4.4     Payment of Taxes and Other Claims...............................  27
 4.5     Maintenance of Properties; Insurance;
           Books and Records; Compliance with
           Law...........................................................  28
 4.6     Compliance Certificates.........................................  29
 4.7     Provision for Financial Information.............................  30
 4.8     Further Assurance to the Trustee................................  30
 4.9     Limitation on Additional Indebtedness...........................  30
 4.10    Limitation on Liens.............................................  33
 4.11    Limitation on Restricted Payments...............................  35
 4.12    Limitation on Investments, Loans and
           Advances......................................................  36
 4.13    Disposition of Proceeds of Asset
           Sales.........................................................  37
 4.14    Limitation on Transactions with Affiliates......................  40
 4.15    Change of Control...............................................  41
 4.16    Limitation on Dividends and Other Payment
           Restrictions Affecting Subsidiaries...........................  43
 4.17    Limitation on Sale-Leaseback Transactions.......................  44
 4.18    Ownership of Stock of Wholly-Owned
           Subsidiaries..................................................  45
 4.19    Waiver of Stay, Extension or Usury Laws.........................  45
 4.20    Securities Owned by the Company or an
           Affiliate of the Company......................................  46
 4.21    Restriction on Sale or Transfer of Assets.......................  46

                                   ARTICLE V

                             SUCCESSOR CORPORATION

 5.1     When Company May Merge, Etc.....................................  46
 5.2     Successor Entity Substituted....................................  47

                                  ARTICLE VI

                             DEFAULT AND REMEDIES

 6.1     Events of Default...............................................  48
 6.2     Acceleration....................................................  50
 6.3     Other Remedies..................................................  51
 6.4     Waiver of Past Default..........................................  51
 6.5     Control by Majority.............................................  51
 6.6     Limitation on Suits.............................................  52
 6.7     Rights of Holders To Receive Payment............................  53
 6.8     Collection Suit by Trustee......................................  53
 6.9     Trustee May File Proofs of Claim................................  53
 6.10    Priorities......................................................  54
 6.11    Undertaking for Costs...........................................  54

                                  ARTICLE VII

                                    TRUSTEE

Section                                                                   Page
- - -------                                                                   ----

 7.1     Duties of Trustee...............................................  55
 7.2     Rights of Trustee...............................................  56
 7.3     Individual Rights of Trustee....................................  57
 7.4     Trustee's Disclaimer............................................  58
 7.5     Notice of Defaults..............................................  58
 7.6     Reports by Trustee to Holders...................................  58
 7.7     Compensation and Indemnity......................................  58
 7.8     Replacement of Trustee..........................................  59
 7.9     Successor Trustee by Merger, Etc................................  61
 7.10    Eligibility; Disqualification...................................  61
 7.11    Preferential Collection of Claims Against
           Company.......................................................  61

                                 ARTICLE VIII

                      DISCHARGE OF INDENTURE; DEFEASANCE

 8.1     Termination of Company's Obligations............................  62
 8.2     Legal Defeasance and Covenant Defeasance........................  63
 8.3     Application of Trust Money......................................  67
 8.4     Repayment to Company............................................  68
 8.5     Reinstatement...................................................  68

                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

 9.1     Without Consent of Holders......................................  69
 9.2     With Consent of Holders.........................................  69
 9.3     Compliance with Trust Indenture Act.............................  71
 9.4     Revocation and Effect of Consents...............................  71
 9.5     Notation on or Exchange of Securities...........................  72
 9.6     Trustee To Sign Amendments, Etc.................................  72

                                   ARTICLE X

                                 MISCELLANEOUS

10.1     Trust Indenture Act Controls....................................  72
10.2     Notices.........................................................  73
10.3     Communications by Holders with Other Holders....................  74
10.4     Certificate and Opinion of Counsel as to
           Conditions Precedent..........................................  74
10.5     Statements Required in Certificate and
           Opinion of Counsel............................................  74
10.6     Rules by Trustee, Paying Agent, Registrar.......................  75
10.7     Legal Holidays..................................................  75
10.8     GOVERNING LAW...................................................  75
10.9     No Recourse Against Others......................................  75


Section                                                                   Page
- - -------                                                                   ----

10.10    Successors......................................................  75
10.11    Duplicate Originals.............................................  76
10.12    Separability....................................................  76
10.13    Table of Contents, Headings, Etc................................  76

SIGNATURES.............................................................    77

EXHIBIT A - Form of Security

          INDENTURE dated as of October 15, 1994, between MERISEL, INC., a Delaware corporation, as Issuer (the "Company") and NATIONSBANK OF TEXAS, N.A., as Trustee (the "Trustee").

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the 12 1/2% Senior Notes Due 2004 of the Company (the "Securities") to be issued as provided for in this Indenture.

          The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

          SECTION 1.1  Definitions.
                       -----------

          "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with an Asset Acquisition of such Person, including, without limitation, Indebtedness incurred in connection with, or in anticipation of, such Person's becoming a Subsidiary of the Company.

          "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Affiliate Transaction" has the meaning provided in Section 4.14.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others or otherwise) or purchase or acquisition of Capital Stock by the Company or any of its Subsidiaries to or in any other Person, in either case as a result of which such Person shall become a

Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (ii) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

          "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (including by means of sale-leaseback) or other disposition to any Person other than the Company or a Subsidiary of the Company, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company (including by way of issuance by such Subsidiary) or (ii) any other property or asset of the Company or any Subsidiary of the Company, in each case, other than inventory or obsolete or excess equipment sold in the ordinary course of business, inventory sold to vendors or flooring companies whether or not in the ordinary course of business and other than such isolated transactions which do not exceed $1,000,000 individually. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or securitization of receivables or interests therein (and of property securing or otherwise supporting such receivables) not a part of a sale or transfer of the business from which such receivables arose, (ii) any disposition of properties and assets of the Company or any Subsidiary that is governed by and complies with Section
5.1 hereof or clause (iii) of Section 4.17 hereof, (iii) rights granted to franchisees pursuant to franchise agreements entered into in the ordinary course of business or (iv) any sale of the Company's Capital Stock.

          "Asset Sale Offer" has the meaning provided in Section 4.13(i)(c).

          "Asset Sale Payment Date" means, with respect to any Available Amount from an Asset Sale, the earlier of (x) the 360th day following receipt of such Available Amount or (y) such earlier date on which an Asset Sale Offer shall expire.

          "Attributable Indebtedness" means in respect of a Sale-Leaseback Transaction, as at the time of determination, the greater of (i) the fair value of the property subject to such Sale-Leaseback Transaction or (ii) the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Lease-Back Transaction (including any period for which such lease has been extended).

          "Available Amount" has the meaning provided in Section 4.13(i)(c).

          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or, except as used in the definition of "Change of Control," any committee of such Board of Directors authorized to act for it hereunder.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York, Los Angeles, California or Dallas, Texas are required or authorized by law or other governmental action to be closed.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

          "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Cash Equivalents" means, at any time, (i) commercial paper, bankers acceptances, time deposits, and certificates of deposit with final maturities of one year or less issued by banks, trust companies, and savings and loan institutions organized under the laws of a jurisdiction within the United States of America or, with respect to a Subsidiary of the Company, under the laws of the country in which such Subsidiary operates having (x) capital and surplus at the end of its most recently ended fiscal year in excess of U.S. $100,000,000 and (y) in the case of any United States entities, a commercial paper rating of "A-1" or better by Standard & Poor's Corporation or "P-1" or better by Moody's Investors Service, Inc.; (ii) direct obligations of the United States of

America or obligations of any instrumentality or agency thereof, with respect to which the payment of principal and interest is unconditionally guaranteed by the United States of America; provided however, that any such obligation shall be
                          -------- -------
payable in U.S. dollars and shall have a final maturity date no more than one year after the acquisition thereof; (iii) repurchase agreements of banks or brokerage institutions organized under the laws of a jurisdiction within the United States of America or, with respect to a Subsidiary of the Company, under the laws of the country in which such Subsidiary operates having capital and surplus at the end of its most recently ended fiscal year in excess of U.S. $100,000,000; provided however, that any such agreement shall be payable in U.S.
              -------- -------
dollars or, with respect to a Subsidiary of the Company, the applicable local currency, shall have a final maturity date no more than one year after the acquisition thereof, and shall be fully collaterized; (iv) time deposits, eurodollar certificates of deposit of foreign branches of the institutions described in clause (iii) above and obligations of money market funds which invest in any such time deposits and eurodollar certificates of deposit; provided however, that any such deposit or obligation shall be payable in U.S.
- - -------- -------
dollars or, with respect to a Subsidiary of the Company, the applicable local currency, and shall have a final maturity date no more than one year after the acquisition thereof.

          "Change of Control" means (a) all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than an Affiliate of the Company, (b) the Company is merged or consolidated with or into another corporation with the effect that the then-existing equity holders of the Company hold less than 50% of the combined voting power of the then-outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors, (c) a majority of the Board of Directors of the Company shall be replaced, over a two-year period, from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who were either members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved, or (d) a Person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors.

          "Change of Control Date" has the meaning provided in Section 4.15.

          "Change of Control Offer" has the meaning provided in Section 4.15.

          "Change of Control Payment Date" has the meaning provided in Section 4.15.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum of the following items for such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (i) depreciation; (ii) amortization, including, without limitation, amortization of capitalized debt issuance costs; (iii) Consolidated Interest Expense; (iv) all United States Federal, state and foreign income taxes paid or accrued (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses); and
(v) any other non-cash charges to the extent deducted from Consolidated Net Income.

          "Consolidated Interest Expense" means, with respect to any Person, for any period, all cash and noncash interest expense (including capitalized interest, amortization of original issue discount and the interest portion of deferred payment obligations) of such Person and its Subsidiaries determined in accordance with

GAAP (exclusive of deferred financing fees of such Person and its Subsidiaries) and the aggregate amount of cash dividends or other distributions accrued, declared or paid on Capital Stock (other than Common Stock) of such Person and its Subsidiaries.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "Other Person") in
- - --------  -------
which the Person in question or any of its Subsidiaries has a joint interest with a third party (which interest does not allow the Net Income of such Other Person to be consolidated into the Net Income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to the Person in question or to the Subsidiary, (b) other than with respect to the calculation of the EBITDA Coverage Ratio, the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (c) any net gain (but not net loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses and any one-time increase or decrease in Net Income that is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

          "Consolidated Net Worth" means, with respect to any Person at any date of determination, the consolidated stockholders' equity represented by the shares of such Person's Capital Stock (other than Disqualified Stock) outstanding at such date, as determined on a consolidated basis in accordance with GAAP.

          "Custodian" has the meaning provided in Section 6.1(b).

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the maturity date of the Securities.

          "EBITDA Coverage Ratio" means, with respect to any Person, the ratio of (i) Consolidated EBITDA of such Person for the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the EBITDA Coverage Ratio (the "Transaction Date") to (ii) Consolidated Interest Expense of such Person for such four full fiscal quarter period. For purposes of this definition, if the Transaction Date occurs prior to the date on which the Company's consolidated financial statements for the four full fiscal quarters subsequent to the Issue Date are first available, then "Consolidated EBITDA" and "Consolidated Interest Expense" shall be calculated, in the case of the Company, after giving effect on a pro forma basis as if the Securities outstanding on the Transaction Date were issued and as if any Indebtedness repaid with the proceeds of the Securities was repaid on the first day of such four-full-fiscal-quarter period. In addition to and without limitation of the foregoing two sentences, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of or permanent redemption or repayment of any Indebtedness of such Person or any of its Subsidiaries at any time during the period (the "Reference Period") (A) commencing on the first day of the four-full-fiscal-quarter period for which financial statements are available that precedes the Transaction Date and (B) ending on and including the Transaction Date, as if the incurrence of any Indebtedness giving rise to the need to make such calculation, as well as the incurrence of any other Indebtedness or the permanent redemption or repayment of any Indebtedness occurred on the first day of the Reference Period; provided, that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or Subsidiary had directly incurred such guaranteed Indebtedness and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection therewith as if such Asset Sale or Asset Acquisition and/or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this "EBITDA Coverage Ratio," (1) subject to the next succeeding clause (2), interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate protection obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Equity Offering" means any public or private offering of Capital Stock (other than Disqualified Stock) of the Company.

          "Event of Default" has the meaning provided in Section 6.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arms' length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as of the Issue Date.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "incur" means, with respect to any Indebtedness, to directly or indirectly create, incur, assume, issue, guarantee or in any manner become liable for or with respect to the payment of any such Indebtedness, and the terms "incurred," "incurrence" and "incurring" shall have meanings correlative to the foregoing.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or (B) evidenced by a note, debenture or similar instrument or letters of credit (excluding undrawn documentary letters of credit for trade payables arising in the ordinary course of business), including a purchase money obligation or other obligation relating to the deferred purchase price of property (other than trade payables incurred in the ordinary course of business but including any liability for the payment of money relating to a Capitalized Lease Obligation); (ii) any liability of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its legal liability (excluding accounts payable of the Company or any of its Subsidiaries incurred in the ordinary course of business); (iii) any obligation secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (excluding Liens on inventory sold pursuant to flooring arrangements or assets sold pursuant to any securitization transaction); and (iv) any and all deferrals, renewals, extensions, replacements, refinancing and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii). In addition, Indebtedness shall include, with respect to the Company, any Disqualified Stock of the Company and with respect to a Subsidiary of the Company, any Preferred Stock of such Subsidiary. Indebtedness shall not include any obligations under interest rate protection agreements entered into to protect against changes in interest rates or currency hedging agreements entered into to protect against changes or fluctuations in currencies.

          "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

          "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a)(vi) and
(vii) or which would have accrued but for any such event.

          "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

          "Interest Rate," when used with respect to any Security, means the rate per annum specified in such Security as the rate of interest accruing on the principal amount of such Security.

          "Investment" has the meaning provided in Section 4.12.

          "Issue Date" means October 24, 1994.

          "Legal Holiday" means any day other than a Business Day.

          "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Person.

          "Material Subsidiary" means a Subsidiary of the Company which would constitute a "significant subsidiary" of the Company within the meaning of Regulation S-X of the Commission. In any event, for purposes of this Indenture, Merisel Europe, Inc., Merisel Americas, Inc. and Merisel FAB, Inc. shall be deemed to be Material Subsidiaries of the Company.

          "Maturity Date," when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof received by the Company or any Subsidiary of the Company in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations with respect to Indebtedness are financed or sold with recourse to the Company or any of its Subsidiaries) net of
(i) brokerage commissions and other reasonable fees and expenses (including reasonable fees and expenses of counsel and investment bankers) related to such Asset Sale; (ii) provisions for all taxes payable as a result of such Asset Sale; (iii) payments made to retire Indebtedness secured by the assets subject to such Asset Sale to the extent required pursuant to the terms of such Indebtedness; and (iv) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

          "Net Proceeds" means (a) in the case of any sale of Capital Stock (other than Disqualified Stock) by the Company, the aggregate net proceeds received by the Company, after payment of expenses (including legal and accounting fees), commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the Fair Market Value thereof, as determined in good faith by the Board of Directors of the Company, at the time of receipt), (b) in the case of any exchange, exercise or conversion of outstanding securities of any kind of the Company for or into shares of Capital Stock of the Company that is not Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of
                                                          ---
fractional shares, and less all expenses incurred by the Company in connection therewith), and (c) in the case of the issuance of any subordinated Indebtedness by the Company, the aggregate net cash proceeds received by the Company, after payment of expenses (including legal and accounting fees), commissions and the like incurred in connection therewith.

          "Officer" means, with respect to any Person, the Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of such Person.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of such Person.

          "Opinion of Counsel" means, with respect to any Person, a written opinion from legal counsel who is acceptable to the Trustee, which may include counsel to such Person.

          "Paying Agent" has the meaning provided in Section 2.3.

          "Permitted Liens" means, with respect to any Person, any Lien arising by reason of (a) any attachment, judgment, decree or order of any court, so long as such Lien is being contested in good faith and is either adequately bonded or execution thereon has been stayed pending appeal or review, and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been finally terminated, or the period within which such proceedings may be initiated shall not have expired; (b) taxes, assessments or governmental charges not yet delinquent or which are being contested in good faith; (c) security for payment of workers' compensation or other insurance; (d) security for the performance of tenders, bids, leases and contracts (other than contracts for the payment of money); (e) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business; (f) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;
(g) security for surety or appeal bonds; and (h) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries.

          "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

          "principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

          "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount and/or liquidation preference of which does not exceed the sum of (i) 100% of such cost and (ii) the reasonable fees and expenses of such Person (including any sales taxes) incurred in connection therewith.

          "Redemption Date" means, with respect to any Security, the Maturity Date of such Security or the date on which such

Security is to be redeemed by the Company pursuant to the terms of the Securities.

          "Registrar" has the meaning provided in Section 2.3.

          "Restricted Investment" means an Investment other than an Investment permitted by clauses (i)-(vii) of Section 4.12 hereof.

          "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries (other than any such Capital Stock owned by the Company or any of its Wholly-Owned Subdidiaries),
(iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness that is subordinated in right of payment to the Securities (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), and (iv) the making of any Restricted Investment.

          "Revolving Credit Agreement" means, collectively, the credit agreements to which the Company or any of its Subsidiaries is or becomes a party (irrespective of the term of any such credit agreement), in each case providing for short-term working capital financing, as any such credit agreement may at any time be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, renewal, deferral, replacement or extension thereof by the same or any other lender or group of lenders.

          "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal property owned by the Company or a Subsidiary of the Company as of the Issue Date or thereafter acquired, which property has been or is to be sold or transferred by the Company or such Subsidiary to a Person and leased back from such Person.

          "Securities" means the 12 1/2% Senior Notes Due 2004 issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

          "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having more than 50% of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person, or (ii) any other Person (other than a corporation) of which more than 50% of the voting interest is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture, except as required by
Section 9.3 hereof.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means an officer or assistant officer of the Trustee assigned to the Corporate Trust Department, or any successor to such department or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

          "U.S. Government Obligations" has the meaning provided in Section 8.1(b).

          "Wholly-Owned Subsidiary" means any Subsidiary of the Company, 100% of the Capital Stock of which (other than shares of Capital Stock representing any director's qualifying shares or investments by foreign nationals mandated by applicable law) is owned by the Company, by a Wholly-Owned Subsidiary of the Company or by the Company and a Wholly-Owned Subsidiary of the Company.

          SECTION 1.2  Incorporation by Reference
                       of Trust Indenture Act.
                       --------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          (a) "indenture securities" means the Securities;

          (b) "indenture security holder" means a Securityholder;

          (c) "indenture to be qualified" means this Indenture;

          (d) "indenture trustee" or "institutional trustee" means the Trustee; and

          (e) "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings so assigned to them therein.

          SECTION 1.3  Rules of Construction.
                       ---------------------

          Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) words in the singular include the plural, and words in the plural include the singular;

          (c) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

          (d) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect on the Issue Date.

                                  ARTICLE II

                                THE SECURITIES
                                --------------

          SECTION 2.1  Form and Dating.
                       ---------------

          The Securities and the Trustee's certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A
                                                                ---------
annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule, usage or agreement to which the Company is subject. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

          SECTION 2.2  Execution and Authentication.
                       ----------------------------

          Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Securities for original issue in an aggregate principal amount not to exceed $125,000,000, upon receipt of an Officers' Certificate signed by two Officers directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000 except as provided in Section 2.7.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee with respect to authentication of Securities in any dealings hereunder with the Company or with any of the Company's Affiliates.

          SECTION 2.3  Registrar and Paying Agent.
                       --------------------------

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, City of New York, State of New York) where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Neither the Company nor any Affiliate thereof may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.7.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands to or upon the Company in connection with the Securities.

          SECTION 2.4  Paying Agent To Hold Money in Trust.
                       ------------------------------------

          Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and the Company and the Paying Agent shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and unless the Paying Agent otherwise agrees in writing the Paying Agent shall not be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a)(i) or (ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.5  Securityholder Lists.
                       --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

          SECTION 2.6  Transfer and Exchange.
                       ---------------------

          When Securities are presented to the Registrar or a co-Registrar with a request from the Holder of such Securities to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, that every Security presented or surrendered
                       --------
for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company or Registrar may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.10, 3.6, 4.13, 4.15 or 9.5 (in which events the Company will be responsible for the payment of such taxes). The Trustee shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except the unredeemed portion of any Security being redeemed in part.

          SECTION 2.7  Replacement Securities.
                       ----------------------

          If a mutilated Security is surrendered to the Registrar or the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, in the absence of notice to the Company and the Trustee that such lost, destroyed or wrongfully taken Security has been acquired for value in good faith by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security. If required by the Trustee or the Company, an indemnity bond shall be posted by the Holder, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Company and the Trustee each may charge such Holder for its expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of the Company. To the extent lawful, the provisions of this Section 2.7 are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

          SECTION 2.8  Outstanding Securities.
                       ----------------------

          The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections
8.1 and 8.2, on or after the date on which the conditions set forth in Section
8.1 or 8.2 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

          If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9  Treasury Securities.
                       -------------------

          In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities with respect to which the Company has informed the Trustee are so owned as provided in Section 4.20 hereof or that the Trustee otherwise actually knows are so owned shall be so disregarded.

          SECTION 2.10  Temporary Securities.
                        --------------------

          Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

          SECTION 2.11  Cancellation.
                        ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) deliver a certificate of disposition thereof to the Company. The Company may not reissue or resell, or issue new Securities to replace, Securities that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

          SECTION 2.12  Defaulted Interest.
                        ------------------

          If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Securityholders on a subsequent special record date, which date shall be not less than 10 days prior to the payment date for such defaulted interest. The Trustee shall fix such special record date and payment date in a manner satisfactory to the Trustee. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment and shall make arrangements satisfactory to the Trustee for the deposit of an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. At least 15 days before such special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          SECTION 2.13  CUSIP Number.
                        ------------

          The Company in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption, purchase or exchange as a convenience to Holders; provided, however, that any such notice
                                      --------  -------
may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

          SECTION 2.14  Deposit of Moneys.
                        -----------------

          On or before 10:00 a.m. New York time each Interest Payment Date and Maturity Date,the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

                                  ARTICLE III

                                  REDEMPTION
                                  ----------

          SECTION 3.1  Notices to Trustee.
                       ------------------

          If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the aggregate principal amount of Securities to be redeemed.

          The Company shall give each notice provided for in this Section 3.1 at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

          SECTION 3.2  Selection of Securities
                       To Be Redeemed.
                       -----------------------

          In the event that less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities selected for redemption and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.3  Notice of Redemption.
                       --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Securities to be redeemed and to the Trustee and any Paying Agent.

          The notice shall identify the Securities to be redeemed and shall state:

          (a)  the Redemption Date;

          (b) the redemption price and the amount of accrued interest, if any, to be paid;

          (c) the name and address of the Paying Agent;

          (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any, which may be made in a single payment therefor;

          (e) that, unless the Company defaults in making the redemption payment, interest on the portion of the Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed and, in the case of a partial redemption, any new Security or Securities described in Section 3.3(f);

          (f) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

          (g) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities estimated to be outstanding after such partial redemption; and

          (h) the CUSIP number, if any, pursuant to Section 2.13.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

          SECTION 3.4  Effect of Notice of Redemption.
                       ------------------------------

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

          SECTION 3.5  Deposit of Redemption Price;
                       Unclaimed Monies.
                       ----------------------------

          Not later than 10:00 A.M. New York time on the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date.

          If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest will continue to accrue from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such Redemption Date, in each case at the date and in the manner provided in the Securities.

          If money on deposit with the Trustee or the Paying Agent, as the case may be, for the payment of principal or interest remains unclaimed for two years after the date of deposit, the Trustee and the Paying Agent will pay the money back to the Company at its request. Thereafter, Securityholders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 3.6  Securities Redeemed in Part.
                       ---------------------------

          Upon surrender to the Paying Agent of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                 ARTICLE IV

                                   COVENANTS
                                   ---------

          SECTION 4.1  Payment of Securities.
                       ---------------------

          The Company shall pay the principal of, and interest on, the Securities on the dates and in the manner provided in the Securities and this Indenture.

          An installment of principal or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on such date immediately available funds designated for and sufficient to pay such installment and is not prohibited by law from paying such installment on such date.

          The Company shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at a rate equal to the same rate borne by the Securities.

          SECTION 4.2  Maintenance of Office or Agency.
                       -------------------------------

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency, where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner
- - --------  -------
relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates 40 Broad Street, 22nd Floor, New York, New York 10004 as an agency of the Company in accordance with this
Section 4.2 and Section 2.3.

          SECTION 4.3  Corporate Existence.
                       -------------------

          Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory) of the Company and each of its Subsidiaries; provided, however, that the Company or any of its
                     --------  -------
Subsidiaries shall not be required to preserve any such rights if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and the loss thereof is not adverse in any material respect to the Holders.

          SECTION 4.4  Payment of Taxes and Other Claims.
                       ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided,
                                                                --------
however, that the Company shall not be required to pay or discharge or cause to
- - -------
be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves have been made.

          SECTION 4.5  Maintenance of Properties; Insurance;
                       Books and Records; Compliance with Law.
                       --------------------------------------

          (a) The Company shall, and shall cause each of its Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all reasonable and necessary repairs, renewals, replacements, betterments and improvements thereto.

          (b) The Company shall, and shall cause each of its Subsidiaries to, maintain insurance in respect of its respective properties and its respective businesses in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

          (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

          (d) The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          SECTION 4.6  Compliance Certificates.
                       -----------------------

          (a) The Company shall deliver to the Trustee, within 50 days after the end of each of the first three quarters of the Company's fiscal year, and within 100 days after the end of such fiscal year, an Officers' Certificate of the Company stating (i) that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the best knowledge of each Officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). The Officers' Certificate shall also include all calculations necessary to show covenant compliance.

          (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.7 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this

Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          SECTION 4.7  Provision for Financial Information.
                       ------------------------------------

          So long as any of the Securities are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) and 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the register of Securities maintained by the Registrar, without cost to such Holders and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. The Company shall also comply with the other provisions of TIA Section 314(a).

          SECTION 4.8  Further Assurance to the Trustee.
                       --------------------------------

          The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture.

          SECTION 4.9  Limitation on Additional
                       Indebtedness.
                       ------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness (including any Acquired Indebtedness), except for the following (each of which shall be given independent effect):

          (a) Indebtedness of the Company if, at the time of incurrence and after giving pro forma effect to the incurrence thereof, the EBITDA Coverage Ratio of the Company would be greater than or equal to 2.50:1;

          (b) Indebtedness of the Company or its Subsidiaries outstanding from time to time pursuant to the Revolving Credit Agreement (including Indebtedness in the nature of obligations with respect to overdraft protection) in a principal amount not to exceed in the aggregate (x) 75% of the net book value of the accounts receivable of the Company and its Subsidiaries at the time of the incurrence of such Indebtedness, calculated on a consolidated basis in accordance with GAAP, minus (y) $100,000,000;

          (c) Indebtedness under the Securities and this Indenture;

          (d) Indebtedness not otherwise referred to in this Section 4.9 and outstanding on the Issue Date;

          (e) Indebtedness of a Wholly-Owned Subsidiary issued to and held by the Company or another Wholly-Owned Subsidiary of the Company or Indebtedness of the Company issued to and held by a Wholly-Owned Subsidiary of the Company;

          (f) Indebtedness in the nature of or in connection with any Sale-Leaseback Transaction permitted under Section 4.17 hereof;

          (g) Purchase Money Indebtedness of the Company or its Subsidiaries or Indebtedness of the Company or its Subsidiaries incurred in connection with or arising out of Capitalized Lease Obligations provided that the aggregate principal amount and/or liquidation preference of Indebtedness incurred pursuant to this clause (g) shall not exceed, in the aggregate, 10% of the Company's Consolidated Net Worth;

          (h) the guarantee by the Company or by any Subsidiary of the Company of Indebtedness of any Subsidiary of the Company, which Indebtedness is otherwise permitted to be incurred pursuant to this
     Section 4.9;

          (i) Indebtedness of a Subsidiary of the Company (which is not a Wholly-Owned Subsidiary of the Company) issued to and held by the Company or a Subsidiary of the Company; provided that such Indebtedness constitutes an Investment made pursuant to and in compliance with clause (v) of
     Section 4.12;

          (j) any deferrals, renewals, extensions, replacements, refinancings or refundings of, or amendments, modifications or supplements to, Indebtedness incurred under clauses (a), (c), (d) and (l) of this Section 4.9, whether involving the same or any other lender or creditor or group of lenders or creditors; provided that any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements (i) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than, or at a time prior to, the amounts and times specified in the Indebtedness being deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented, (ii) shall not exceed the principal amount and/or liquidation preference (plus accrued dividends and interest) and repayment premium, if any, of the Indebtedness being deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented, and
     (iii) shall be contractually subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented; provided that any Indebtedness of the Company that is deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented ("Refinanced Company Indebtedness") shall subsequent to any such deferral, renewal, extension, replacement, refinancing, refunding, amendment, modification or supplement be solely the obligation of the Company (provided that to the extent that any such Refinanced Company Indebtedness was previously guaranteed by a Subsidiary of the Company, the Indebtedness represented by such guarantee may also be refinanced pursuant to and subject to the other terms and provisions of this clause (j));

          (k) Acquired Indebtedness of a Subsidiary of the Company or the Company (other than any such Acquired Indebtedness incurred in connection with or in anticipation of any Asset Acquisition) if, at the time of incurrence and after giving pro forma effect to the incurrence thereof, the EBITDA Coverage Ratio of the Company would be greater than or equal to 2.50:1;

          (l) Indebtedness of the Company or a Subsidiary of the Company incurred pursuant to any overnight or other short-term line of credit as in existence on the Issue Date; and

          (m) other Indebtedness of the Company that does not exceed $20,000,000 in aggregate principal amount and/or liquidation preference at any one time outstanding.

          SECTION 4.10  Limitation on Liens.
                        -------------------

          The Company shall not, and shall not permit, cause or suffer any Subsidiary of the Company to, create, incur, assume or, other than with respect to Liens created, incurred or assumed pursuant to clause (k) below, suffer to exist any Lien of any kind upon any of its property or assets now owned or hereafter acquired by it, unless the Securities also are equally and ratably secured by such Lien, except for:

          (a)  Permitted Liens;

          (b) Liens existing as of the Issue Date;

          (c) Liens securing Purchase Money Indebtedness, provided that (i) the
                                                          --------
     Indebtedness secured by such Liens shall have otherwise been permitted to be incurred under this Indenture and (ii) such Liens shall not encumber any other assets or property of the Company and its Subsidiaries (other than the assets or property purchased or constructed with the proceeds of such Purchase Money Indebtedness), and shall attach to such assets or property within 60 days of the acquisition or construction of such assets or property;

          (d) Liens on the assets or property of a Subsidiary of the Company existing at the time such Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary of the Company, provided that such Liens do not extend to or cover any property or assets of the Company or any of its other Subsidiaries (other than the property or assets so acquired);

          (e) Liens on accounts receivable and inventory of the Company and its Subsidiaries securing Indebtedness under the Revolving Credit Agreement;

           (f) Liens to secure Capitalized Lease Obligations, provided (i) such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries (other than the property or assets subject to such Capitalized Lease Obligations) and (ii) the Capitalized Lease Obligations secured by such Liens shall have otherwise been permitted to be incurred under this Indenture;

          (g) Liens arising under leases and subleases of real property by the Company or any of its Subsidiaries as tenants which Liens do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties;

          (h) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and is permitted to be refinanced under this Indenture, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced;

          (i) Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods, which custom duties are not overdue for a period of more than 60 days;

          (j) Liens in favor of the Company or any Subsidiary of the Company on the assets of any Subsidiary of the Company;

          (k) Liens securing Indebtedness of the Company and its Subsidiaries, provided that the aggregate amount of outstanding Indebtedness secured by such Liens plus the aggregate amount of outstanding Attributable Indebtedness of the Company and its Subsidiaries shall not exceed at any one time 10% of the Consolidated Net Worth of the Company and its Subsidiaries;

          (l) Liens in the form of cash collateral pledged by Subsidiaries of the Company to support their reimbursement obligations under letters of credit entered into in the ordinary course of business in connection with the purchase of inventory and Liens securing reimbursement obligations under letters of credit but only to the extent such Liens are in or upon inventory the purchase of which was financed by such letters of credit;

          (m) Liens on inventory granted pursuant to "flooring arrangements" entered into in the ordinary course of business and consistent with past business practices;

          (n) Liens on accounts receivable (or interests therein) and on property securing or otherwise supporting accounts receivable granted pursuant to any accounts receivable securitization transaction or other sale or transfer of accounts receivable (or interests therein) that is not a part of a transfer of the business from which such accounts receivable arose; and

          (o) Liens on property or assets, other than accounts receivable, and on property securing or otherwise supporting such property or assets, granted pursuant to any asset securitization transaction; provided that any such asset securitization transaction complies with the applicable provisions of Section 4.13.

          SECTION 4.11  Limitation on Restricted Payments.
                        ---------------------------------

          The Company shall not make, and shall not cause, suffer or permit any of its Subsidiaries to make, directly or indirectly, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (b) at the time of and after giving effect to any such Restricted Payment, the Company could incur at least $1 of Indebtedness pursuant to clause (a) of Section 4.9 hereof; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date through and including the date of such Restricted Payment (the "Base Period") does not exceed the sum of (a) 50% of the Company's cumulative Consolidated Net Income during the Base Period (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) plus (b) 100% of the aggregate Net Proceeds and the Fair Market Value of marketable securities and property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Stock) of the Company, or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Stock) of the Company which have been so converted, exercised or exchanged, as the case may be. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

          The provisions of this Section 4.11 shall not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

          (ii) the retirement of any shares of Capital Stock of the Company or subordinated Indebtedness of the Company in exchange for, by conversion into or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Stock); and

          (iii) the redemption or retirement of subordinated Indebtedness of the Company in exchange for, by conversion into or out of the Net Proceeds of the substantially concurrent incurrence of subordinated Indebtedness of the Company (other than any such subordinated Indebtedness owing to a Subsidiary of the Company) that is contractually subordinated in right of payment to the Securities and that is permitted to be incurred under
     Section 4.9.

          In determining the amount of Restricted Payments permissible under clause (c) above, the amounts expended pursuant to clauses (i) and (ii) above shall be included as Restricted Payments.

          SECTION 4.12  Limitation on Investments,
                        Loans and Advances.
                        --------------------------

          The Company shall not make and shall not permit any of its Subsidiaries to make any capital contributions, advances or loans to (including, without duplication, any guarantees of loans to), or investments in, or purchases of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person (collectively, "Investments"), except: (i) Investments by the Company in any Wholly-Owned Subsidiary of the Company and Investments in the Company or a Wholly-Owned Subsidiary of the Company by any Subsidiary of the Company; (ii) Investments represented by either Capital Stock received in connection with a settlement of debts owing to the Company or any of its Subsidiaries or accounts receivable created or acquired in the ordinary course of business; (iii) advances or loans to employees in the ordinary course of business; (iv) Investments under or pursuant to interest rate protection agreements; (v) Investments made after the Issue Date in joint ventures, partnerships or Persons that are not Wholly-Owned Subsidiaries that are made solely for the purpose of acquiring interests in businesses related to the Company's or its Subsidiaries' businesses in an aggregate amount not to exceed, when made, 10% of the Company's Consolidated Net Worth; (vi) loans or advances to franchisees and Datago Affiliates made in the ordinary course of business; (vii) Cash Equivalents; and
(viii) Investments permitted to be made under Section 4.11 hereof.

          SECTION 4.13  Disposition of Proceeds of Asset Sales.
                        --------------------------------------

          (i) The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless (a) such Asset Sale is for Fair Market Value, (b) the consideration received therefor consists of at least 85% cash or Cash Equivalents (with Indebtedness of the Company or its Subsidiaries assumed by the purchaser being counted as cash for such purposes if the Company and its Subsidiaries are released from all liability therefor) and (c) the Company shall commit to apply or shall cause its Subsidiary to commit to apply the Net Cash Proceeds of such Asset Sale within 270 days of such Asset Sale and shall apply such Net Cash Proceeds within 360 days of such Asset Sale as follows:

          (a) to prepay any Indebtedness of a Subsidiary of the Company; provided that the Net Cash Proceeds of any Asset Sale involving any property or asset of Merisel FAB, Inc. shall be used to prepay Indebtedness of Merisel FAB, Inc. only;

          (b) to acquire or construct property or assets in lines of business related to the Company's and its Subsidiaries' business on the Issue Date; or

          (c) to make an offer to purchase (the "Asset Sale Offer") on the Asset Sale Payment Date from all Holders of Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to, to the extent the Company elects not to apply Net Cash Proceeds pursuant to the preceding clauses (a) and (b), 100% of such Net Cash Proceeds or, to the extent the Company elects to apply Net Cash Proceeds pursuant to the preceding clauses (a) and (b), the amount of any Net Cash Proceeds remaining after such application (the "Available Amount"). Any Asset Sale Offer shall be at a purchase price per Security equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, provided that the Company may defer any Asset Sale Offer until there is an aggregate unutilized Available Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time the entire unutilized Available Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

          (ii) The Company shall provide the Trustee with notice of the Asset Sale Offer at least 30 days before any notice of any Asset Sale Offer is mailed to Holders of the Securities (unless shorter notice is acceptable to the Trustee). Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Securities not less than 30 days nor more than 60 days before the Asset Sale Payment Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Business Day next preceding the Asset Sale Payment Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section 4.13;

          (b) the purchase price (including the amount of accrued interest, if any) for each Security and the Asset Sale Payment Date;

          (c) that any portion of the Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company defaults on making the payment, any portion of the Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

          (e) that Holders electing to have Securities or portions thereof purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day next preceding the Asset Sale Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day next preceding the Asset Sale Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities or portions thereof purchased;

          (g) that if Securities in an aggregate principal amount in excess of the Available Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities
                                            --- ----
     tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (h) that Holders whose Securities are purchased only in part will be issued new Securities equal in aggregate principal amount to the unpurchased portion of the Securities surrendered; and

          (i) the instructions that Holders must follow in order to tender their Securities.

          On or before the Asset Sale Payment Date, the Company shall (i) accept for payment, on a pro rata basis among the Securities (subject to adjustment as
                  --------
contemplated by clause (g) above) or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent on the Asset Sale Payment Date money, in immediately available funds, in an amount sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly mail or deliver to such Holders a new Security executed by the Company and authenticated by the Trustee equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent to the Holder thereof. To the extent an Asset Sale Offer is not fully subscribed to by the Holders, the Company may retain, subject to the other provisions contained in this Indenture, any unutilized portion of the Available Amount.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

          SECTION 4.14  Limitation on Transactions with
                        Affiliates.
                        -------------------------------

          The Company shall not, and shall not permit, cause or suffer any of its Subsidiaries to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any Affiliate of the Company or any of its Subsidiaries (each an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that the Board of Directors of the Company has, in good faith, determined that such transaction complies with the provisions of this Section 4.14. Notwithstanding the foregoing, the restrictions set forth in this Section 4.14 shall not apply to (i) customary directors' fees and consulting fees; (ii) transactions between or among the Company and one or more Wholly-Owned Subsidiaries of the Company; or (iii) transactions between or among one or more Wholly-Owned Subsidiaries of the Company.

          SECTION 4.15  Change of Control.
                        -----------------

          In the event of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall notify the holders of Securities in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

          Notice of a Change of Control Offer shall be mailed by the Company not less than 30 days nor more than 60 days before the Change of Control Payment Date to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day next preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a) that a Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Securities will be accepted for payment;

          (b) the purchase price (including the amount of accrued interest, if any) for each Security and the Change of Control Payment Date;

          (c) that any Security or portion thereof not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company defaults on making the payment, any portion of a Security tendered for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (e) that Holders electing to have Securities or any portion thereof purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day next preceding the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day next preceding the Change of Control Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities or any portion thereof purchased;

          (g) that Holders whose Securities are tendered only in part will be issued Securities equal in aggregate principal amount to the untendered portion of the Securities surrendered;

          (h) the instructions that Holders must follow in order to tender their Securities; and

          (i) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the Persons acquiring control and such Persons' business plans going forward).

          On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any untendered portion of the Security surrendered. Any Securities withdrawn from tender shall be promptly mailed or delivered by the Company to the Holder thereof.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

          SECTION 4.16  Limitation on Dividends and Other
                        Payment Restrictions Affecting
                        Subsidiaries.
                        ---------------------------------

          The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause or create, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by the Company or a Subsidiary of the Company, (b) make any loans or advances to, or pay any Indebtedness owed to, the Company or any Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (i) any agreements in effect on the Issue Date (including the Securities and this Indenture); (ii) any Person or the property or assets of such Person acquired by the Company or any Subsidiary of the Company and existing at the time of such acquisition (but not created in contemplation of such acquisition), which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person (or any Subsidiary of such Person) or the property or assets of such Person so acquired; (iii) any restrictions existing under any agreement that renews, refinances, defers, extends, amends, modifies, supplements, or replaces an agreement containing a restriction permitted by clause (i) or (ii) above, provided that the terms and conditions of any such restriction are not materially less favorable in the aggregate to the Holders of the Securities than those under or pursuant to the agreement being renewed, refinanced, deferred, extended, amended, modified, supplemented or replaced; and (iv) restrictions contained in agreements evidencing Indebtedness of a Subsidiary of the Company issued to and held by the Company or a Subsidiary of the Company, provided that the terms and conditions of any such restrictions are not materially less favorable in the aggregate to the Holders of the Securities than those contained in that certain Promissory Note of Merisel Americas, Inc. in favor of the Company, as in effect on the Issue Date.

          SECTION 4.17  Limitation on Sale-Leaseback
                        Transactions.
                        ----------------------------

          The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction, unless at least one of the following conditions is satisfied:

             (i) the lease with respect to such Sale-Leaseback Transaction is between the Company and a Wholly-Owned Subsidiary of the Company or between Wholly-Owned Subsidiaries of the Company;

             (ii) the Company or a Subsidiary of the Company could create a Lien to secure Indebtedness in an amount at least equal to the Attributable Indebtedness in connection with such Sale-Leaseback Transaction; or

             (iii) the Company or a Subsidiary of the Company within 90 days of the effective date of such Sale-Leaseback Transaction makes an optional prepayment of principal with respect to any Indebtedness which, to the extent such Indebtedness is Indebtedness of the Company, ranks pari passu
                                                                    ----------
     with the Securities, and in any event is in an amount at least equal to the Attributable Indebtedness in connection with such Sale-Leaseback Transaction (less any transaction costs actually incurred in connection with such Sale-Leaseback Transaction).

             SECTION 4.18  Ownership of Stock of Wholly-
                           Owned Subsidiaries.
                           -----------------------------

          The Company will at all times maintain ownership, directly or indirectly through one or more other Wholly-Owned Subsidiaries, of 100% of each class of voting securities of, and all other equity securities in, each Wholly-Owned Subsidiary of the Company existing on the Issue Date (other than any such securities representing any director's qualifying shares or investments by foreign nationals mandated by applicable law), except any Wholly-Owned Subsidiary that shall be disposed of in its entirety or consolidated or merged with or into the Company or another Wholly-Owned Subsidiary of the Company, in each case in accordance with the applicable provisions of Sections 4.13 and 5.1 hereof.

             SECTION 4.19  Waiver of Stay, Extension
                           or Usury Laws.
                           -------------------------

          The Company covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

             SECTION 4.20  Securities Owned by the Company
                           or an Affiliate of the Company.
                           -------------------------------

            The Company shall promptly as reasonably practicable notify the Trustee of any Securities owned by the Company or any Affiliate of the Company. The Trustee shall provide to each Holder upon the request of such Holder all information furnished to the Trustee pursuant to this Section 4.20.

             SECTION 4.21  Restriction on Sale or Transfer
                           of Assets.
                           -------------------------------

            The Company shall not, directly or indirectly, convey, transfer, lease (including by means of sale-leaseback) or otherwise dispose of, to any Person, any of its assets or property owned as of the Issue Date or with respect to any corporate management information systems assets only, any improvements or additions thereto, other than dispositions of any Capital Stock of any Person or of any obsolete equipment in the ordinary course of business.

                                   ARTICLE V

                             SUCCESSOR CORPORATION
                             ---------------------

             SECTION 5.1  When Company May Merge, Etc.
                          ---------------------------

          The Company shall not consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, in a single transaction or through a series of transactions, and the Company shall not permit any of its Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions would result in a sale, assignment, conveyance, lease or transfer of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole, unless after giving effect thereto:

          (a) the Company shall be the continuing Person, or the resulting, surviving or transferee Person (the "surviving entity") shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

          (b) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (c) immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (d) the Company or the surviving entity shall, immediately after giving effect to such transaction or series of transactions, have a Consolidated Net Worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

          (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the surviving entity could incur $1.00 of Indebtedness pursuant to clause (a) of Section 4.9; and

          (f) the Company or the surviving entity shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Section 5.1, and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been satisfied.

          SECTION 5.2  Successor Entity Substituted.
                       ----------------------------

          Upon any consolidation, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the surviving entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES
                              --------------------

          SECTION 6.1  Events of Default.
                       -----------------

          (a)  An "Event of Default" occurs if:

             (i) the Company defaults in the payment of any interest on the Securities when it becomes due and payable and the continuance of any such default for a period of 30 days; or

             (ii) the Company defaults in the payment of the principal of any Security when due and payable at maturity, upon redemption, pursuant to an offer to purchase required under this Indenture, by acceleration or otherwise; or

             (iii) the Company defaults in the performance of, or breaches, any covenant in this Indenture (other than defaults specified in clause (i) or (ii) above), and the continuance of such default or breach for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or

             (iv) the Company or any Subsidiary fails (a) to make any payment when due, after giving effect to any applicable periods of grace, with respect to any other Indebtedness under one or more classes or issues of Indebtedness in an aggregate principal amount of $10,000,000 or more; or
     (b) to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $10,000,000 or more, which failure, in the case of this clause (b), results in an acceleration of the maturity thereof; or

             (v) one or more judgments, orders or decrees for the payment of money in excess of $10,000,000, either individually or in an aggregate amount, shall be entered against the Company or any of its Subsidiaries or any of their respective properties and shall not be satisfied or discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

             (vi) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors or

               (E) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

             (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding,

               (B) appoints a Custodian of the Company or any Material Subsidiary for all or substantially all of its properties, or

               (C) orders the liquidation of the Company or any Material Subsidiary,

and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and
- - --------  -------
dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

          (b) For purposes of this Section 6.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

          (c) Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company or any other Person.

          SECTION 6.2  Acceleration.
                       ------------

          If an Event of Default (other than an Event of Default specified in
Section 6.1(a)(vi) or (vii) with respect to the Company) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the outstanding Securities may, by written notice to the Company and the Trustee, the Trustee may, and upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall, declare the principal of and accrued interest on all the Securities to be due and payable immediately. Upon any such declaration such principal and accrued interest shall become due and payable immediately. If an Event of Default specified in
Section 6.1(a)(vi) or (vii) occurs with respect to the Company, then the principal of and accrued interest on all the Securities shall ipso facto become
                                                              ---- -----
and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of outstanding Securities may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than the non-payment of principal of and accrued interest on the Securities that has become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. No such rescission shall affect any subsequent default or impair any right consequent thereto.

          SECTION 6.3  Other Remedies.
                       --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any

Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.4  Waiver of Past Default.
                       ----------------------

          Subject to Sections 6.7 and 9.2, the Holders of, in the aggregate, at least a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default specified in Section 6.1(a)(i) or (ii) or in respect of any covenant or a provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and ceases in accordance with the waiver.

          SECTION 6.5  Control by Majority.
                       -------------------

          The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to
                          --------  -------
follow any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (iii) may involve the Trustee in personal liability unless the Trustee has indemnification satisfactory to it (it being understood that the Trustee will not unreasonably withhold such satisfaction) against any loss or expense caused by its following such direction; and provided, further, that
                                                    --------  -------
the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

          SECTION 6.6  Limitation on Suits.
                       -------------------

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense (it being understood that the Trustee will not unreasonably withhold such satisfaction);

          (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, provision of indemnity; and

          (e) during such 30-day period the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request.

          The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on such Security on or after the respective due dates set forth in such Security (including acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including acceleration, by the Holders of a majority in principal amount of outstanding Securities with respect to such Holders' Securities, provided that upon institution of any proceeding or exercise of any remedy such Holders provide the Trustee with prompt notice thereof.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

          SECTION 6.7  Rights of Holders To Receive Payment.
                       ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

          SECTION 6.8  Collection Suit by Trustee.
                       --------------------------

          If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.9  Trustee May File Proofs of Claim.
                       --------------------------------

          The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or the Subsidiaries of the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon the conversion or exchange of the Securities or upon any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          SECTION 6.10  Priorities.
                        ----------

          If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

     First: to the Trustee for amounts due under Section 7.7 or elsewhere in this Indenture;

     Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

     Third: to Holders for principal amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

     Fourth:  to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

          SECTION 6.11  Undertaking for Costs.
                        ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                                  ARTICLE VII

                                    TRUSTEE
                                    -------

          SECTION 7.1  Duties of Trustee.
                       -----------------

          (a) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall, other than with respect to any action taken by the Trustee as directed by a majority in aggregate principal amount of the outstanding Securities in accordance with Section 6.5 hereof, exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default actually known to the Trustee:

             (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others.

             (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

             (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

             (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

             (iv) No provision of this Indenture or the Securities shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Every provision of this Indenture or the Securities that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this
Section 7.1.

          (e) The Trustee shall not be liable for interest on any money received by it under this Indenture or the Securities except as the Trustee may agree in writing with the Company. Except as otherwise provided herein money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (f) Notwithstanding any provision of this Indenture or the Securities to the contrary, the Trustee may refuse to perform any duty or exercise any right or power unless it is provided adequate funds to enable it to do so and it receives indemnity satisfactory to it against any loss, liability, fee or expense (it being understood that the Trustee will not unreasonably withhold such satisfaction).

          SECTION 7.2  Rights of Trustee.
                       -----------------

          Subject to Section 7.1:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture or the Securities, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 10.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Securities in good faith and in accordance with the advice or opinion of such counsel.

          SECTION 7.3  Individual Rights of Trustee.
                       ----------------------------

          The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

          SECTION 7.4  Trustee's Disclaimer.
                       --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, or any rights or remedies of any party purported to be created or granted thereby, and it shall not be accountable for the Company's use of the proceeds from the issuance of the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.5  Notice of Defaults.
                       ------------------

          If a Default or an Event of Default with respect to the Securities occurs and is continuing and is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 45 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, the Trustee may withhold the notice to the Securityholders if a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

          SECTION 7.6  Reports by Trustee to Holders.
                       -----------------------------

          To the extent required by TIA (S) 313(a), within 60 days after May 15 of each year commencing with 1995 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder the Company's brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(c) and (d). A copy of such report at the time of its mailing to Securityholders shall be filed with the Commission, if required, and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange, and the Trustee shall comply with TIA (S) 313(d).

          SECTION 7.7  Compensation and Indemnity.
                       --------------------------

          The Company shall pay to the Trustee, the Paying Agent and the Registrar from time to time reasonable compensation for their respective services rendered hereunder. The Trustee's, the Paying Agent's and the Registrar's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances (including fees and expenses of counsel) incurred or made by each of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's and the Registrar's agents and counsel.

          The Company shall indemnify the Trustee, the Paying Agent and the Registrar for, and hold each of them harmless against, any claim, demand, expense (including but not limited to reasonable attorneys' fees and expenses), loss or liability incurred by each of them arising out of or in connection with the administration of this Indenture and their respective duties hereunder.
Each of the Trustee, the Paying Agent and the Registrar shall notify the Company promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Paying Agent or the Registrar to so notify the Company shall not relieve the Company of its obligations hereunder.
However, the Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent or the Registrar through the Trustee's, the Paying Agent's or the Registrar's, as the case may be, own willful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.7, each of the Trustee, the Paying Agent and the Registrar shall have a Lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of, or interest on, particular Securities.

          When any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(vi) or (vii) occurs with respect to the Company, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.8  Replacement of Trustee.
                       ----------------------

          The Trustee may resign at any time by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9  Successor Trustee by Merger, Etc.
                       --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee, provided such corporation shall be otherwise qualified and eligible under this Article VII.

          SECTION 7.10  Eligibility; Disqualification.
                        -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee shall have, or in the case the Trustee is a corporation included in a bank holding company system, the related bank holding company system shall have, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b); provided,
                                                                    --------
however, that there shall be excluded from the operation of TIA (S) 310(b)(1)
- - -------
any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company, as obligor of the Securities.

          SECTION 7.11  Preferential Collection of
                        Claims Against Company.
                        --------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall apply to the Company, as an obligor on the Securities.

                                 ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE
                       ----------------------------------

          SECTION 8.1  Termination of Company's Obligations.
                       -------------------------------------

          The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities to maturity or redemption, as the case may be, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities; and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Securities and this Indenture have been complied with.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 7.8, 8.4 and 8.5 shall survive until the Securities are no longer
outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

          After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

          SECTION 8.2  Legal Defeasance and Covenant
                       Defeasance.
                       -----------------------------

          (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph
(c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i), (ii) and (iv) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.6, 2.7 and 4.2, and, with respect to the Trustee, under Section 7.7,
(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in
Article V and in Sections 4.6 through 4.18 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

             (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this
     Section 8.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal of and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of and interest on the outstanding Securities on the Maturity Date of such principal or installment of principal or interest in accordance with the terms of this Indenture and of such Securities; provided, however, that the
                                                     --------  -------
     Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

             (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

             (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

             (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

             (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

             (vi) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court
                                              --------  -------
     were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

             (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (B) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

          (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

          SECTION 8.3  Application of Trust Money.
                       --------------------------

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, and interest on the Securities.

          SECTION 8.4  Repayment to Company.
                       --------------------

          Subject to Sections 7.7, 8.1 and 8.2, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.2(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee and the
                                 --------  -------
Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another

Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          SECTION 8.5  Reinstatement.
                       -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of interest on or
- - --------  -------
principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS
                      -----------------------------------

          SECTION 9.1  Without Consent of Holders.
                       --------------------------

          The Company, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;

          (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (c) to comply with any requirements of the Commission under the TIA;

          (d) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

          (e) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities; or

          (f) to make any change that does not adversely affect the rights of any Holder.

          SECTION 9.2  With Consent of Holders.
                       -----------------------

          Subject to Section 6.7 and the provisions of this Section 9.2, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority in aggregate principal amount of the outstanding Securities affected may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

          (a) reduce the amount of Securities the Holders of which must consent to an amendment, supplement or waiver or consent of any provision of this Indenture or the Securities;

          (b) reduce the rate of, change the method of calculation of, or extend the time for, payment of interest on any Security;

          (c) reduce the principal amount outstanding of or extend the fixed maturity of any Security or alter the redemption provisions with respect thereto;

          (d) waive a default in the payment of the principal of or interest on, or redemption payment or an offer to purchase required hereunder with respect to, any Security;

          (e) change the currency in which any Security or any premium or the accrued interest thereon is payable;

          (f) affect the ranking of the Securities;

          (g) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

          (h) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer or Asset Sale Offer or modify any of the provisions or definitions hereof with respect thereto; or

          (i) modify this Section 9.2 or Section 6.4.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          SECTION 9.3  Compliance with Trust Indenture Act.
                       -----------------------------------

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4  Revocation and Effect of Consents.
                       ---------------------------------

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under (S) 316(b) of the TIA.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(a) through (i) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          SECTION 9.5  Notation on or Exchange of Securities.
                       -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee may (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

          SECTION 9.6  Trustee To Sign Amendments, Etc.
                       -------------------------------

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity satisfactory to it in its sole discretion and to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. The Company may not sign an amendment until its Board of Directors approves it.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

          SECTION 10.1  Trust Indenture Act Controls.
                        ----------------------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 10.2  Notices.
                        -------

          Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first-class mail addressed as follows:

          (a)  if to the Company:

               MERISEL, INC.
               200 Continental Boulevard
               El Segundo, California  90245

               Attention:  Treasurer

               with a copy to

               MERISEL, INC.
               200 Continental Boulevard
               El Segundo, California  90245

               Attention:  General Counsel


          (b)  if to the Trustee:
               NATIONSBANK OF TEXAS, N.A.
               901 Main Street, 18th Floor
               Dallas, Texas 75202

               Attention:  Corporate Trust Department


          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA (S) 315(b), shall be mailed to him or her, first-class postage prepaid, at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 10.3  Communications by Holders with Other
                        Holders.
                        ------------------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

          SECTION 10.4  Certificate and Opinion of Counsel
                        as to Conditions Precedent.
                        ----------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture or the Securities, the Company shall furnish to the Trustee at the request of the Trustee (a) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture or the Securities, as the case may be, relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA (S) 314(c).

          SECTION 10.5  Statements Required in Certificate
                        and Opinion of Counsel.
                        ----------------------------------

          Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that the Person making such certificate has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

          SECTION 10.6  Rules by Trustee, Paying Agent,
                        Registrar.
                        -------------------------------

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 10.7  Legal Holidays.
                        --------------

          If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 10.8  GOVERNING LAW.
                        -------------

          THE INTERNAL LAWS OF THE STATE OF CALIFORNIA SHALL GOVERN THIS INDENTURE AND THE SECURITIES WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          SECTION 10.9  No Recourse Against Others.
                        --------------------------

          A trustee, director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

          SECTION 10.10  Successors.
                         ----------

          All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 10.11  Duplicate Originals.
                         -------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 10.12  Separability.
                         ------------

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

          SECTION 10.13  Table of Contents, Headings, Etc.
                         --------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                              MERISEL, INC., Issuer


                              By /s/ JAMES L. BRILL
                                ----------------------------------------------
                                Title: Senior Vice President--Finance,
                                       Chief Financial Officer and Secretary

                              NATIONSBANK OF TEXAS, N.A.
                                as Trustee


                              By /s/ DAVID MOORE
                                ----------------------------------------------
                                Title: Vice President

                                                                       Exhibit A
                                                                       ---------



                                 MERISEL, INC.


No.                                                                $

                         12 1/2% SENIOR NOTE DUE 2004

          MERISEL, INC. promises to pay to                 or
registered assigns the principal sum of                               Dollars on
December 31, 2004.

Interest Payment Dates: June 30, December 31, and at maturity

Record Dates: June 15, December 15 and 15 days prior to maturity


                              MERISEL, INC.


                              By:
                                 ----------------------------------------------

[SEAL]
                              By:
                                 ----------------------------------------------


Dated:
      --------------------
Certificate of Authentication

          This is one of the 12 1/2% Senior Notes Due 2004 referred to in the within-mentioned Indenture.


                              NATIONSBANK OF TEXAS, N.A.
                                as Trustee


                              By:
                                 ----------------------------------------------
                                      Authorized Signatory

                             (REVERSE OF SECURITY)

                                 MERISEL, INC.

                         12 1/2% SENIOR NOTE DUE 2004


          1.   Interest.  MERISEL, INC., a Delaware corporation (the "Company"),
               --------
promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 12 1/2% per annum. Interest on the Senior Notes will accrue from
                     --- -----
and including the most recent date to which interest has been paid or, if no interest has been paid, from and including October 24, 1994 to but excluding the date on which interest is paid. Interest shall be payable in arrears on June 30, December 31, and at the stated maturity, commencing December 31, 1994. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 12 1/2% per annum.

          2.   Method of Payment.  The Company will pay interest on the Senior
               -----------------
Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the June 15 or December 15 next preceding the Interest Payment Date and on the 15th day next preceding the Maturity Date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the person entitled thereto as shown on the Registrar for the Senior Notes.

          3.   Paying Agent and Registrar.  Initially, NationsBank of Texas,
               --------------------------
N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. Neither the Company nor any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

          4.   Indenture.  The Company issued the Senior Notes under an
               ---------
Indenture dated as of October 15, 1994 (the "Indenture") between the Company and the Trustee. This Senior Note is one of an issue of Senior Notes of the Company issued under the Indenture. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb), as amended from time to time. The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Senior Notes are general unsecured obligations of the Company limited in aggregate principal amount to $125,000,000. The Indenture limits, among other things, the incurrence of Indebtedness by the Company and its Subsidiaries; the creation of Liens by the Company and its Subsidiaries; purchases, redemptions, and other acquisitions or retirements of Capital Stock of the Company and its Subsidiaries; transactions by the Company and its Subsidiaries with their respective Affiliates; Sale-Leaseback Transactions; the making of dividends and other payments; Asset Sales; the making of Investments; and the ability of the Company or any of its Subsidiaries to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee quarterly on compliance with the limitations contained in the Indenture.

          5.   Optional Redemption.  The Company, at its option, may redeem all
               -------------------
or any of the Senior Notes, in whole or in part, at any time on or after December 31, 1999 at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning December 31 of the years indicated below:

          Year                           Percentage
          ----                           ----------
          1999 ........................    106.25
          2000 ........................    104.17
          2001 ........................    102.08
          2002 and thereafter..........    100.00%

          In addition to the optional redemption of the Senior Notes in accordance with the provisions of the preceding paragraph, prior to December 31, 1997, the Company may use the net proceeds of an Equity Offering to redeem up to 35% of the originally issued aggregate principal amount of Senior Notes at a redemption price of 110% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date.

          "Equity Offering" means any public or private offering of Capital Stock (other than Disqualified Stock) of the Company.

          6.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder of Senior Notes to be redeemed at his or her registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Senior Notes or portions thereof called for redemption.

          7.  Offers To Purchase.  Sections 4.13 and 4.15 of the Indenture
              ------------------
provide that after an Asset Sale or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase a certain amount of Senior Notes with respect to any such offer after an Asset Sale and all outstanding Senior Notes with respect to any such offer after a Change of Control, all in accordance with the procedures set forth in the Indenture.

          8.   Denominations, Transfer, Exchange.  The Senior Notes are in
               ---------------------------------
registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Senior Notes or portion of a Senior Note selected for redemption, or transfer or exchange any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

          9.   Persons Deemed Owners.  The registered Holder of a Senior Note
               ---------------------
shall be treated as the owner of it for all purposes.

          10. Unclaimed Money. If money for the payment of principal, premium,
              ---------------
if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Persons entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

          11.  Amendment, Supplement, Waiver.  The Company and the Trustee (if a
               -----------------------------
party thereto) may, without the consent of the Holders of any outstanding Senior Notes, amend, waive or supplement the Indenture or the Senior Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Senior Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Senior Notes, subject to certain exceptions requiring the consent of the Holders of the particular Senior Notes to be affected.

          12.  Successor Corporation.  When a successor corporation assumes all
               ---------------------
the obligations of its predecessor under the Senior

Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will be released from those obligations.

          13.  Defaults and Remedies.  Events of Default are set forth in the
               ---------------------
Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(vi) or (vii) of the Indenture (with respect to the Company)) occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount of the outstanding Senior Notes may, or the Trustee may, and upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Senior Notes shall, declare the principal of and interest on all of the Senior Notes to be due and payable immediately. If an Event of Default specified in
Section 6.1(a)(vi) or (vii) of the Indenture (with respect to the Company) occurs, the principal of, premium, if any, and interest on all of the Senior Notes shall ipso facto become and be immediately due and payable without any
            ---- -----
declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Except asset form in the Indenture, the Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Notes (it being understood that the Trustee will not unreasonably withhold such satisfaction). Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company must furnish a quarterly compliance certificate to the Trustee.

          14.  Trustee Dealings with Company.  The Trustee, in its individual or
               -----------------------------
any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          15.  No Recourse Against Others.  No director, officer, employee or
               --------------------------
stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Notes.

          16.  Discharge.  The Company's obligations pursuant to the Indenture
               ---------
will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Senior Notes or upon the irrevocable deposit with the Trustee of money or U.S. Government Obligations sufficient to pay when due principal of, premium, if any, and interest on the Senior Notes to maturity or redemption, as the case may be.

          17.  Authentication.  This Senior Note shall not be valid until the
               --------------
Trustee signs the certificate of authentication on the other side of this Senior Note.

          18.  Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               MERISEL, INC.
               200 Continental Boulevard
               El Segundo, California  90245
               Attention:  Treasurer

               with a copy to

               MERISEL, INC.
               200 Continental Boulevard
               El Segundo, California  90245
               Attention:  General Counsel

                                ASSIGNMENT FORM


If you the Holder want to assign this Senior Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Senior Note to

_______________________________________________________________________________

(Insert assignee's social security or tax ID number) __________________________


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

_______________________________________________________________________________

agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________


Date:__________________ Your signature:________________________________________
(Sign exactly as your name appears on the other side of this Senior Note)

Signature Guarantee:___________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Senior Note purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, check the Box: [ ]

          If you wish to have a portion of this Senior Note purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, state the amount:


                              $__________________


Date:  _____________________   Your Signature:  ________________________________
(Sign exactly as your name appears on the other side of this Senior Note)

Signature Guarantee:  __________________________________________________________